Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our reports dated June 8, 2004 except for Note 16, as to which the date is November 10, 2004, relating to the financial statements and financial statement schedule, which appear in Roxio Inc.’s Annual Report on Form 10-K/A for the year ended March 31, 2004, filed with the SEC on November 12, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

November 10, 2004